EXHIBIT 10.02

Form of Purchase and Exchange Agreement dated March 21, 2013

PURCHASE AND EXCHANGE AGREEMENT

THIS PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”) is dated as of March 21, 2013 among Alpha Capital Anstalt (the “Seller”), 8464081 Canada Inc. (the “Purchaser”) and Blastgard International, Inc. (the “Company”).

WHEREAS, the Seller presently is the holder of the securities of the Company identified on Schedule A (the “Blastgard Securities”).

WHEREAS, the Purchaser desires to purchase the Blastgard Securities from the Seller, and the Seller desires to sell the Blastgard Securities to the Purchaser on the terms set forth in this Agreement (the “Sale”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I

PURCHASE, EXCHANGE AND ADDITIONAL AGREEMENTS

1.1              The Purchase. At the Closing the Purchaser shall purchase the Blastgard Securities from the Seller for an aggregate purchase price of $1,822,248.85. The Purchase Price shall be paid as follows: $1,422,248.85 in cash (the “Cash Purchase Price”) and a $400,000 note in the form annexed hereto as Exhibit A (the “Note” together with the Cash Purchase Price the “Purchase Price”). The Note shall be secured by a security interest in a portion of the Blastgard Securities pursuant to a pledge agreement in the form annexed hereto as Exhibit B (the “Pledge Agreement”). The Warrants portion of the Blastgard Securities are exercisable at $0.01 per share.

1.2              Exchange. Within three (3) months after the date of this Agreement, the Purchaser shall exchange all the notes portion of the Blastgard Securities for shares of the Company’s common stock at the current conversion price of $0.009. This shall be a material term enforceable by the Seller.

1.3              Closing. The Blastgard Securities, Purchase Price, and Pledge Agreement shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”). The date the Escrow Agent releases the Purchase Price and Escrowed Documents (as defined in the Escrow Agreement) to the parties in accordance with the provisions of the Escrow Agreement shall be the Closing Date, and such releases are referred to herein as the “Closing.”

1.4              Future purchase and exchanges. The Purchaser undertakes to offer to purchase the notes issued by the Company identified on Schedule B (“Other Notes”) for at a purchase price equal to the total amount of principal and interst due on the such note with a 10% premium, within two weeks after the date of this Agreement and undertakes to make such purchase if the offer is accepted. The Other Notes will be converted into shares of the Company’s common stock (“Additional Shares”) within six (6) months after the date of this Agreement at the current conversion price of $0.009. This shall be a material term enforceable by the Seller.

1.5              Appointment of Board of Directors. After the Closing the Purchaser shall be authorized to nominate and appoint, at all times hereafter, that number of members to the Company’s Board of Directors which is equal to at least Fifty (50%) Percent of the Members of the Company’s Board of Directors. Initially, Purchaser shall be entitled to appoint three (3) of five (5) members of the Company’s Board of Directors, to hold office until a successor is duly elected in accordance with the terms of the Company’s By-laws. The Company shall consult with the Purchaser and advise Purchaser prior to entering into any material business ventures or contracts relating to the Company’s business activities.

1.6              Right Of First Refusal. The Purchaser shall have the right of first refusal to participate in any future financing of the Company up to it pro rata share of the common stock of the Company.

1.7              Company Funding. The Purchaser undertakes to provide the Company with sufficient capital to allow the Company to conduct its business and remain a going concern until December 31, 2013, subject to further agreements between the Company and Purchaser. All such funding will be provided through equity transactions and will not be funded via debt.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchaser:

(a)    The Seller has full power and authority to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)   The execution, delivery and performance by the Seller of this Agreement and consummation by the Seller of the Transaction do not and will not: (i) violate the organizational documents of the Seller, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Seller; (iii) violate any provision of any federal or state statute, rule or regulation which is, to the Seller’s knowledge, applicable to the Seller; or (iv) violate any contract to which the Seller or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Seller is a party. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the transaction.

(c)    With respect to the sale of the Blastgard Securities, (i) the Seller is the sole record and beneficial owner of the Blastgard Securities, free and clear of any taxes and encumbrances; (ii) the Blastgard Securities, when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes and encumbrances; and (iii) the Blastgard Securities to be delivered are not and will not be as of the Closing Date subject to any transfer restriction, other than the restriction that the Blastgard Securities have not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (“Permitted Securities Law Restriction”).

(d)   There are no outstanding rights, options, subscriptions or other agreements or commitments obligating the Seller with respect to the Blastgard Securities.

(e)    Schedule A has all notes and warrants issued by the Company to the Seller.

2.2              Representations and Warranties of the Purchaser. Purchaser hereby represents, warrants and agrees as of the date hereof:

(a) Purchaser has full power and authority to enter into this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

(b) The execution, delivery and performance by Purchaser of this Agreement and consummation by Purchaser of the Transaction do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Purchaser; (ii) violate any provision of any federal or state statute, rule or regulation which is, to Purchaser’s knowledge, applicable to the Purchaser; or (iii) violate any contract to which Purchaser is a party or by which Purchaser or any of its respective assets or properties are bound. No consent or approval of, or filing with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by Purchaser of this Agreement or the consummation of the Transaction.

(c) Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933 and applicable Canadian law, is aware that the Blastgard Securities are subject, under applicable Canadian and United States laws, to restrictions on transfer pursuant to the Securities Act of 1933 and Canadian securities laws.

(d) The Purchaser is acquiring the Blastgard Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Blastgard Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(e) Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Blastgard Securities. Purchaser has reviewed the Company’s public filings available on the Securities and Exchange Commission’s EDGAR website.

(f)     Purchaser recognizes that a purchase of the Blastgard Securities, involves significant RISKS. Purchaser did seek independent counsel concerning purchasing the Blastgard Securities.

(g)    The Purchaser acknowledges that the Blastgard Securities have not been registered under the Securities Act of 1933, as amended (“the Act”), or the securities laws of any state (taken together as “Act(s)”), but (if deemed by any court or regulatory authority to be an investment contract or a security) are being offered in reliance upon exemptions provided by Sections 4(1) and 4(2) under the Act, and by applicable state securities laws and, therefore, constitute “restricted securities.”

(h)    The Purchaser acknowledge that the Seller is not an issuer, underwriter or dealer with regards to the Sale of the Blastgard Securities.

(i)      The securities being sold to Purchaser and issued by the Company to the Purchaser are being sold and issued in reliance upon Purchaser representations, warranties and agreements set forth herein.

(j)     The Purchaser hereby acknowledges that no representations or guarantees have been made to it as to the performance of the Blastgard Securities and any shares of the Company’s common stock issued to the Purchaser pursuant to this Agreement and Purchaser understands that it may not make any return on the purchase of the Blastgard Securities and any shares of the Company’s common stock issued to the Purchaser pursuant to this Agreement and may, in fact, lose all the funds it invests to purchase the Blastgard Securities and acquire shares of the Company’s common stock issued to the Purchaser pursuant to this Agreement.

(k)   The Purchaser acknowledges that the Seller's shares of the common stock of Blastgard which it currently holds as of the date of this Agreement are not part of the Blastgard Securities.

(l)      The Purchaser acknowledges that the total amount owed by the Company on the note issued February 3, 2011, is less than the face amount of such note as further described on Schedule A and that the Purchase Price includes more than just the principal and interest owed on the notes portion of the Blastgard Securities.

(m)  The Purchaser acknowledges that $182,000.00 of the principal of the Company Note issued on March 7, 2011 is not included in the Blastgard Securities and shall remain property of the Seller.

2.3              Representations and Warranties of the Company. Company hereby represents, warrants and agrees as of the date hereof:

(a) Consent. The Company consents to the Seller’s sale of the Blastgard Securities provided for herein.

(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized. Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(d) The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the note portion of the Blastgard Securities. The Blastgard Securities are validly-issued, fully-paid and non-assessable.

(e) Schedule A has all notes and warrants issued by the Company to the Seller.

ARTICLE III

MISCELLANEOUS

3.1 Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

3.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.8 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Seller, to:

Alpha Capital Anstalt

Pradafant 7

9490 Furstentums, Vaduz

Lichtenstein

Fax: 011-42-32323196

(b) If to the Purchaser, to:

8464081 Canada Inc.

130 King Street West, Suite 2950

Toronto Ontario M5X 1C7

(c) If to the Company, to:

BlastGard International, Inc.

2451 McMullen Booth Road, Suite 242

Clearwater, FL 33759

or to such other address as any of them shall give to the others by notice made pursuant to this Section 3.8.

3.9 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.10 Dollars. All references to Dollars or “$” shall mean United States Dollars.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SELLER:

Alpha Capital Anstalt

_________________________________

By: Konrad Ackermann

Its: Director

PURCHASER:

8464081 Canada Inc.

_______________________________

By:

Its:

COMPANY:

Blastgard International, Inc.

_________________________________

By:

Its:

LIST OF EXHIBITS

Exhibit A Note

Exhibit B Pledge Agreement

Exhibit C Escrow Agreement

SCHEDULE A

Notes
Issue Date	Original Note Amount
2/3/2011	$160,000.00*
3/7/2011	$300,000.00**
6/17/2011	$300,000.00
11/14/2011	$500,000.00
Warrants
Issue Date	Amount Of Warrants
2/3/2011	8,000,000
3/7/2011	9,000,000
6/17/2011	12,333,335
11/14/2011	75,000,000
Total	104,333,335

* On June 3, 2011 $50,730 of principal and interest was converted from this note and the converted common stock remains the property of the Seller.

** $182,000 of the principal due on this note was not sold and remains the property of Seller

SCHEDULE B

Note Holder	Approximate Amount owed on Note
ROBOCHEYNE CONSULTING LTD.	$107,993.36
STEVEN GOLD	$ 23,771.70
TRW HOLDINGS PTY LIMITED	$ 20,916.34
Total	$152,681.40